EXHIBIT 99.1

Page 1 of 2 – TRX REPORTS FIRST QUARTER 2011 RESULTS

TRX REPORTS FIRST QUARTER 2011 RESULTS

ATLANTA, 13 MAY 2011 — TRX, Inc. (www.trx.com) (OTCQB: TRXI), a world-leading provider of travel technology, process automation, consulting and data services, today reported financial results for the quarter ended 31 March 2011.

Total revenues excluding client reimbursements for the first quarter of 2011 were $12.4 million compared with $14.6 million in the first quarter of 2010. Revenues from transaction processing services for the first quarter of 2011 were $10.0 million, compared to $11.6 million in the first quarter of 2010. Revenues from data intelligence services for the first quarter of 2011 were $2.4 million, compared to $3.0 million in the first quarter of 2010. Net income was $0.4 million for the first quarter of 2011, compared to net income of $0.5 million for the first quarter of 2010. Net income per diluted share was $0.02, compared to net income per diluted share of $0.03 for the first quarter of 2010.

Adjusted EBITDA was $1.7 million for the quarter, compared with $2.0 million in the first quarter of 2010.

“Over the past several years, TRX has steadily reduced its cost base and successfully maintained Adjusted EBITDA margins,” said Shane Hammond, President and CEO, TRX. “We’ve brought on new clients, creating a more diverse revenue base, and we’ve become a nimble, customer-driven enterprise capable of developing solutions that address virtually any travel industry related problem or challenge. Our revenue focus is on new clients and organic “same store” growth, while our more nimble infrastructure is increasingly friendly to smaller clients. In short, we have been hard at work building the foundation for our future. We continue to expect 2011 financial results to be the base from which we will grow long into the future.”

“I’m pleased that we ended the quarter with our lowest level of debt since 2006,” added David Cathcart, Chief Financial Officer. “Our cash flow metrics are a strong testament to the operational effectiveness of our team.”

Based on management’s expectations for the calendar year, TRX reiterated its 2011 financial guidance as follows:

•	Revenues of $47 to $50 million
•	Adjusted EBITDA of $4 to $5 million
•	Capital Expenditures of approximately $2.5 million

Use of Non-GAAP Financial Measures

TRX provides financial measures and terms not calculated in accordance with accounting principles generally accepted in the United States (GAAP). Presentation of non-GAAP measures such as EBITDA and Adjusted EBITDA provide investors with an alternative method for assessing our operating results in a manner that enables investors to more thoroughly evaluate our performance. These non-GAAP measures provide a baseline for assessing the Company’s future earnings expectations. TRX management uses these non-GAAP measures for the same purpose. The non-GAAP measures included in this release are provided to give investors access to the types of measures that we use in analyzing our results. EBITDA consists of GAAP net income adjusted for the items included in the accompanying reconciliation. EBITDA provides useful information to investors about the Company’s performance because it eliminates the effects of period to period changes in the cost associated with capital investments and interest expense. Adjusted EBITDA consists of EBITDA adjusted for the items included in the accompanying reconciliation. EBITDA and Adjusted EBITDA do not give effect to the cash the Company must use to service its debt or pay its income taxes and thus do not reflect the funds generated from operations or actually available for capital expenditures.

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Page 2 of 2 – TRX REPORTS FIRST QUARTER 2011 RESULTS

TRX’s calculation of EBITDA and Adjusted EBITDA is not necessarily comparable to similarly titled measures reported by other companies. These non-GAAP measures may be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. Schedules that reconcile EBITDA and Adjusted EBITDA to GAAP net income are included with this release.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking” statements as defined in Section 27A of the Securities Act of 1933 (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”), the Private Securities Litigation Reform Act of 1995 (the “PSLRA”), or in releases made by the Securities and Exchange Commission, all as may be amended from time to time. Statements contained in this press release that are not historical facts may be forward-looking statements within the meaning of the PSLRA. Any such forward-looking statements reflect our beliefs and assumptions and are based on information currently available to us and are subject to risks and uncertainties that could cause actual results to differ materially, including but not limited to, the loss of key clients, volatility in the number of transactions we service, failure or interruptions of our software, hardware and other systems, industry declines, competitive pressures and other risks, including those discussed under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2010.

Forward-looking statements are predictions and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. These cautionary statements are being made pursuant to the Securities Act, the Exchange Act and the PSLRA with the intention of obtaining the benefits of the “safe harbor” provisions of such laws. TRX, Inc. cautions investors that any forward-looking statements we make are not guarantees or indicative of future performance.

Pre-recorded Call Information

After the earnings release has been furnished to the SEC, a pre-recorded call, together with a slide presentation offering additional comments on the quarter will be available to all investors at www.trx.com under the Investors section of the website, both as a webcast and in the form of transcript. An archived webcast, transcript and slide presentation will remain available on the Company’s website for approximately 90 days.

About TRX

TRX is a world-leading travel technology and data services provider, offering more than 20 software-as-a-service utilities for online booking, reservation processing, data intelligence, and process automation. We deliver our technology applications in an on-demand environment to travel agencies, corporations, travel suppliers, government agencies, credit card associations, credit card issuing banks, and third-party administrators. We provide patented savings maximization solutions via our travel analytics consulting practice, extending spend management services to travel buyers all over the world. We complement all of these offerings with a global workforce focused on travel process automation and reengineering. For more information about TRX or to contact a TRX sales office, phone 404.929.6100 or visit the Company’s website at www.trx.com.

Investor Contacts:	David Cathcart
Chief Financial Officer, TRX, Inc.
(404) 929-6154

Media Contacts:	Stephen Carroll
Senior Director, Product Marketing, TRX, Inc.
(214) 346-4758

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TRX, INC. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three Months Ended March 31,
	2011	2010
REVENUES:
Transaction processing	$9,995	$11,616
Data intelligence	2,430	2,978

Transaction and other revenues	12,425	14,594
Client reimbursements	173	84

Total revenues	12,598	14,678

EXPENSES:
Operating	7,801	8,552
Selling, general and administrative	2,050	3,046
Technology development	818	951
Client reimbursements	173	84
Impairment of goodwill	64	89
Depreciation and amortization	995	1,030

Total expenses	11,901	13,752

OPERATING INCOME	697	926

INTEREST (EXPENSE) INCOME:
Interest income	2	6
Interest expense	(133)	(184)

Total interest expense, net	(131)	(178)

INCOME BEFORE INCOME TAXES	566	748

INCOME TAX PROVISION	163	265

NET INCOME	$403	$483

Net Income per Share
Basic and diluted	$0.02	$0.03

Weighted Average Shares Outstanding
Basic	18,466	18,465
Diluted	18,613	18,643

Other Data:
Adjusted EBITDA	1,743	1,991
Capital expenditures	504	980

	As of March 31, 2011	As of December 31, 2010
Consolidated Balance Sheet Data:
Cash and cash equivalents	$2,591	$2,565
Total shareholders’ deficit	(268)	(629)

TRX, INC. AND SUBSIDIARIES

UNAUDITED RECONCILIATION OF GAAP FINANCIAL MEASURES

TO NON-GAAP FINANCIAL MEASURES

(In thousands)

Reconciliation of Net Income to EBITDA and Adjusted EBITDA

	Three Months Ended March 31,
	2011	2010

Net income	$403	$483
Depreciation and amortization	995	1,030
Interest expense, net	131	178
Income tax provision	163	265

EBITDA	1,692	1,956
Impairment of goodwill	64	89
Stock compensation credit	(13)	(54)

Adjusted EBITDA	$1,743	$1,991